Exhibit 99.1

FORM OF PRELIMINARY PROXY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.edocumentview.com/HPY.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HEARTLAND PAYMENT SYSTEMS, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2016

The undersigned, revoking all prior proxies, hereby appoints Robert O. Carr and Robert H.B. Baldwin, Jr., as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Heartland Payment Systems, Inc. held of record by the undersigned on March 24, 2016 at the Special Meeting of Stockholders to be held on April 21, 2016 at 9:00 a.m., Eastern Time, at 300 Carnegie Center, Princeton, New Jersey 08540, and any adjournments or postponements thereof. The undersigned hereby directs Messrs. Carr and Baldwin to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND, IN THE DISCRETION OF MESSRS. CARR AND BALDWIN, ON ANY OTHER ITEMS THAT PRESENTED AT THE SPECIAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed on the reverse side)

HEARTLAND PAYMENT SYSTEMS, INC. 90 NASSAU STREET SECOND FLOOR PRINCETON, NJ 08542

VOTE BY INTERNET – www.edocumentview.com/HPY

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. on April 20, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 800-652-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. on April 20, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

HEARTLAND PAYMENT SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:

1.     Proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 15, 2015, by and among Heartland Payment Systems, Inc., Global Payments Inc., Data Merger Sub One, Inc., and Data Merger Sub Two, LLC.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Heartland’s named executive officers in connection with the mergers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.     Proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting	YES ☐	NO ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date